Exhibit 10.1

AMENDMENT AGREEMENT AND WAIVER

This Amendment Agreement and Waiver (this “Agreement”), is made and entered into as of December 1, 2016, by and between Ener-Core, Inc., a Delaware corporation (the “Company”), and [BUYER] (the “Buyer”). All capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

WHEREAS, the Company and the Buyer entered into that certain Securities Purchase Agreement, dated November 23, 2016 (including the exhibits and disclosure schedules thereto, the “Purchase Agreement”), pursuant to which the Buyer agreed to purchase the Initial Note(s) and Initial Warrant(s) in the amounts set forth on the Schedule of Buyers thereto;

WHEREAS, the Company and certain holders of (i) Senior Secured Convertible Notes (the “April 2015 Notes”) issued to such holders pursuant to either that certain Securities Purchase Agreement dated as of April 22, 2015, by and among the Company and the investors listed on the signature pages thereto and (ii) Senior Secured Convertible Notes (together with the April 2015 Notes, the “2015 Notes”) issued to such holders pursuant to either that certain Securities Purchase Agreement dated as of May 7, 2015, by and among the Company and the investors listed on the signature pages thereto, intend to enter into Amendment Agreements in the form attached hereto as Exhibit 1 (the “Amendment Agreements”) pursuant to which certain holders of the 2015 Notes will approve of the amendment and restatement of such 2015 Notes;

WHEREAS, the Company and the parties that intend to execute the Amendment Agreements noted that the terms of the form of Amendment Agreement, in the form filed on November 25, 2016 as an exhibit to the Company’s Current Report on Form 8-K, did not conform to the business understanding of such parties and, as such, the Company and such parties desire to revise the Amendment Agreements to contemplate the issuance of additional warrants (the “Additional Warrants”) to the holders of the 2015 Notes in connection with the amendment and restatement of such 2015 Notes (as amended and restated, the “Amended and Restated 2015 Notes”), and clarify that the principal amount of such Amended and Restated 2015 Notes shall be increased to reflect an original issue discount;

WHEREAS, the Buyer is aware of the foregoing revisions to the Amendment Agreements and desires to waive certain effects resulting from such revisions, as well as to approve certain additional conforming amendments to the Purchase Agreement;

WHEREAS, pursuant to Section 9(e) of the Purchase Agreement, any provision of the Purchase Agreement may be amended and the observance thereof may be waived only with the written consent of (i) the Company and (ii) the holders of at least a majority the aggregate number of the Conversion Shares and the Warrant Shares issued or issuable under the Notes (calculated using the Initial Conversion Price) and Warrants (without regard to any limitation on conversion or exercise set forth therein), and shall include Empery Asset Master, Ltd. (“Empery”) so long as Empery or any of its affiliates holds any Securities;

WHEREAS, any amendment or waiver effected in accordance with Section 9(e) of the Purchase Agreement is binding upon each holder of Securities and the Company; and

WHEREAS, the parties hereto wish to amend the Purchase Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.      Waiver of Effect of Amendment Agreements. The Buyer hereby consents to the waiver of, and hereby irrevocably waives, the effect of the issuance of the Additional Warrants pursuant to the Amendment Agreements, as revised by the Company and the parties thereto, on any representation, warranty or covenant in the Purchase Agreement relating to the capitalization of the Company and any obligation of the Company to issue securities directly or indirectly contemplated by the Amendment Agreements.

2.      Amendments to Purchase Agreement.

(a)          Additional Issuances and Registrations of Securities. The definition of “Excluded Securities” in Section 4(r) of the Purchase Agreement is hereby amended and restated as follows:

“(y) “Excluded Securities” means any shares of Common Stock or Options (as defined below) issued or issuable: (i) in connection with any Approved Stock Plan, (ii) upon conversion of the Notes or exercise of the Warrants; provided, that the terms of such Notes and Warrants are not amended, modified or changed on or after the date hereof, (iii) upon exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the date hereof; provided, that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date (other than pursuant to the amendment and restatement of certain notes of the Company issued during April 2015 and May 2015 contemplated to occur contemporaneously with the issuance of the Notes and Warrants (the “Amended and Restated Notes”), (iv) pursuant to that certain purchase agreement dated September 1, 2016 or upon exercise of such additional Options and (v) upon exercise of the warrants to be issued to the holders of the Amended and Restated Notes upon the amendment and restatement thereof”

(b)         Form of Notes. The definition of “Permitted Indebtedness” in Section 30 of the Form of Senior Secured Notes attached as Exhibit A to the Purchase Agreement is hereby amended and restated as follows:

“(aa) “Permitted Indebtedness” means (i) Indebtedness evidenced by this Note and the Other Notes, (ii) trade payables incurred in the ordinary course of business consistent with past practice, (iii) Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Required Holders and approved by the Required Holders in writing, and which Indebtedness does not provide at any time for (a) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (b) total interest and fees at a rate in excess of twelve percent (12.0%) per annum, (iv) Indebtedness secured by Permitted Liens described in clauses (iv) of the definition of Permitted Liens, (v) deemed Indebtedness arising from one or more operating leases, including, without limitation, the leases for one or more test turbines from Dresser-Rand, but only if such lease, if secured, is secured solely by such test turbine, (vi) Indebtedness incurred pursuant to the Backstop Agreement, (vii) Indebtedness by the notes issued pursuant to the Securities Purchase Agreement dated as of September 1, 2016 by and among the Company and the investors thereto, as subsequently amended, restated or modified thereafter), (viii) the Additional Notes issued prior to or on the Initial Closing Date, provided that the Indebtedness evidenced by the Additional Notes is not increased, refinanced, amended, changed or modified on or after the date of issuance thereof and (ix) the guarantees pursuant to the Guaranty Agreements.”

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3.      Acknowledgement. The Buyer understands and acknowledges that the Company will proceed with the Initial Closing in reliance on this Agreement. In connection therewith, the Buyer hereby represents and warrants to the Company that: (i) the Buyer has the full right, power and authority to execute and deliver this Agreement, and (ii) this Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and, subject to Section 4 of this Agreement, shall constitute the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

4.      Full Force and Effect. This Agreement shall be construed in connection with and as part of each Amendment Agreement, and all terms, conditions, and covenants set forth in each Amendment Agreement and each other applicable instrument and agreement identified therein, as applicable, except as herein waived, are hereby ratified and confirmed and shall remain in full force and effect.

5.      Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one instrument.

6.      Construction. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provisions or rules.

7.      Legend. THIS AGREEMENT DOES NOT, AND SHALL NOT, CONSTITUTE AN OFFER OF ANY OF THE COMPANY’S SECURITIES, INCLUDING THE COMPANY’S COMMON STOCK, FOR SALE.

8.      Effective Date. This Agreement shall be deemed effective as of the latest date of the execution of: (a) this Agreement, (b) the substantially identical Amendment Agreement and Waiver to be executed by [OTHER BUYER], or (c) the substantially identical Amendment Agreement and Waiver to be executed by [OTHER BUYER] (the parties set forth in clauses (b) and (c) above, the “Other Buyers” and the agreements set forth in clauses (b) and (c), the “Other Agreements”).

9.      Miscellaneous. In the event that any provision of this Agreement is found to be void or invalid, then such provision shall be deemed to be severable from the remaining provisions of this Agreement, and it shall not affect the validity of the remaining provisions, which provisions shall be given full effect as if the void or invalid provision had not been included herein. The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the heirs, successors and assigns of the parties. The courts of the State of New York shall have exclusive jurisdiction to resolve any and all disputes that may arise under this Agreement. Any amendments or modifications hereto must be executed in writing by all parties. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement.

10.  Independent Nature of Buyer’s Obligations and Rights. The obligations of the Buyer under this Agreement are several and not joint with the obligations of any Other Buyer, and the Buyer shall not be responsible in any way for the performance of the obligations of any Other Buyer under any Other Agreement. Nothing contained herein or in any Other Agreement, and no action taken by the Buyer pursuant hereto, shall be deemed to constitute the Buyer and Other Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyer and Other Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Buyer and the Other Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Buyer confirm that the Buyer has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Buyer to be joined as an additional party in any proceeding for such purpose.

[Remainder of Page Left Intentionally Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement and Waiver to be effective as of the date determined in accordance with Section 8 above.

COMPANY:

ENER-CORE, INC.

By:
Name:	Alain J. Castro
Title:	Chief Executive Officer

Signature Page to Amendment Agreement and Waiver

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement and Waiver to be effective as of the date determined in accordance with Section 8 above.

BUYER:

[BUYER]

By:
Name:
Title:

Signature Page to Amendment Agreement and Waiver

ATTACHMENT 1

Form of Amendment Agreement

[Omitted]

Attachment 1